UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 12, 2007
(Date of earliest event reported: November 28, 2006):
SERVICE CORPORATION INTERNATIONAL
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1929 Allen Parkway, Houston, TX (Address of principal executive offices)		77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 522-5141
Not Applicable
(Former name or former address, if changed since
last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

On November 28, 2006, Service Corporation International (“SCI”) completed its acquisition of Alderwoods Group, Inc. (“Alderwoods”). At the effective time of the acquisition, all of the outstanding shares of Alderwoods common stock and restricted stock units were converted into the right to receive $20.00 per share in cash, without interest. Each outstanding option or warrant to purchase Alderwoods’ common stock was converted into the right to receive, for each share of common stock issuable upon exercise of such option or warrant, cash in the amount of the excess, if any, of $20.00 over the exercise price per share of such option or warrant. The aggregate cash consideration paid as a result of the acquisition was approximately $880.7 million.
On November 29, 2006, SCI filed a Current Report on Form 8-K (the “Report”) stating that the required historical financial statements and other financial information with respect to Alderwoods and the required pro forma financial information with respect to the acquisition would be filed by an amendment to that Report. This Report replaces Item 9.01 of that filing:
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of Business Acquired.

The following information is included as an exhibit to this report as noted in (c) below:
1. Alderwoods’s interim unaudited consolidated financial statements as of October 7, 2006 and for the forty and sixteen week periods ended October 7, 2006 and October 8, 2005 (see Exhibit 99.A); and
2. Alderwoods’s audited consolidated financial statements as of and for the 52 weeks ended December 31, 2005 and January 1, 2005, and the 53 weeks ended January 3, 2004 and related notes to the financial statements (see Exhibit 99.B).
(b)	Pro Forma Financial Information.

The following unaudited pro forma combined condensed financial statements reflect the combination of the historical consolidated balance sheet and income statements of SCI and Alderwoods, adjusted for certain effects of the acquisition, the related financings, and the planned divestitures.

Unaudited Pro Forma Condensed Combined Balance Sheet	A-3
Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet	A-4
Unaudited Pro Forma Condensed Combined Statements of Operations	A-7
Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations	A-9
(c)	Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.A	Alderwoods Group, Inc. Interim Unaudited Consolidated Financial Statements as of October 7, 2006.

99.B	Alderwoods Group, Inc. Audited Consolidated Financial Statements as of December 31, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE CORPORATION INTERNATIONAL
Date: February 12, 2007
	By:	/s/ Jeffrey I. Beason
		Name:	Jeffrey I. Beason
		Title:	Vice President and Corporate Controller

Service Corporation International
Unaudited pro forma combined financial information
On November 28, 2006, Service Corporation International (“SCI”) acquired Alderwoods Group, Inc. (“Alderwoods”) for $20.00 per share in cash, resulting in a total purchase price of $1.2 billion, which includes Alderwoods’ debt, of which $357.7 million was refinanced and $2.2 million was assumed. The acquisition was financed from:
•	$888.4 million of cash on hand, including $490 million in proceeds, net of issuance costs, from the issuance of senior notes in October 2006;

•	borrowings under a new $450 million senior credit facility, consisting of a $150 million 3-year term loan, all of which was borrowed in connection with the acquisition, and a $300 million 5-year revolving credit facility, none of which was drawn in connection with the acquisition; and

•	the issuance of $200 million of debt securities in a private placement.
In connection with the acquisition, SCI and Alderwoods commenced tender offers to purchase certain outstanding notes. These offers expired on November 28, 2006 and SCI and Alderwoods purchased the notes that had been validly tendered.
SCI has executed a consent order with the staff of the FTC in connection with the acquisition, which identifies certain properties the FTC has required us to divest as a result of the acquisition. We have entered into or are currently negotiating agreements to sell these properties. These agreements are subject to review and approval by the FTC. We believe that divestiture of the assets, together with the divestiture of other assets that we have identified for sale, will generate proceeds of approximately $230 million in the near future, which we expect to use to repay debt. There can be no assurance that the divestitures described above will be consummated, or if consummated will generate the proceeds described above.
The unaudited pro forma combined financial information reflects the combination of the historical consolidated balance sheet and statements of operations for SCI and Alderwoods, adjusted for certain effects of the acquisition, the related financings, and the planned divestitures.
The unaudited pro forma combined balance sheet gives effect to the transactions as if they had occurred on September 30, 2006. The unaudited pro forma combined statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006 give effect to the transactions as if they had occurred on January 1, 2005.
For purposes of the pro forma information, the asset groups to be sold pursuant to the divestitures have been reclassified on the pro forma balance sheet as assets held for sale and the results of operations of these asset groups have been eliminated from the pro forma statements of operations. No pro forma adjustments have been made to reflect any anticipated gain or loss from the divestitures and no adjustment has been made to reflect any earnings benefit from the reinvestment of any proceeds from the divestiture or any reduction of debt from the application of sale proceeds.
The unaudited pro forma adjustments are based upon currently available information and certain assumptions that we believe to be reasonable under the circumstances. The acquisition will be accounted for, and the pro forma combined financial information has been prepared, using the purchase method of accounting. The pro forma adjustments reflect our preliminary estimates of the purchase price allocation, which are subject to revision as more detailed analysis is completed and additional information on the fair value of Alderwoods’ assets and liabilities becomes available. Additionally, the pro forma adjustments reflect the actual financing transactions that occurred and the impact of those transactions based on estimated interest rates for floating rate financing.

These pro forma results should not be construed to be indicative of future results or results that actually would have occurred had the transactions occurred at the dates presented. In addition, we have not assumed any cost savings or synergies that might occur related to these transactions.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2006
(dollars in thousands)

			Adjustments		Adjustments	Adjustments
	SCI	Alderwoods	for the		for the	for the
	historical	historical(a)	acquisition		divestitures(l)	financing		Pro forma
Assets
Current assets:
Cash and cash equivalents	$636,633	$8,616	$(880,698	)(b)	$(408)	$306,966	(m)	$71,109
Receivables, net	59,114	56,796	—		(5,753)	—		110,157
Inventories	47,747	14,583	—		(541)	—		61,789
Current assets held for sale	3,657	—	—		6,763	—		10,420
Other	29,664	7,631	—		(61)	—		37,234

Total current assets	776,815	87,626	(880,698)		—	306,966		290,709

Preneed funeral receivables and trust investments	1,198,324	329,462	—		(46,838)	—		1,480,948
Preneed cemetery receivables and trust investments	1,245,726	322,200	—		(39,481)	—		1,528,445
Cemetery property, at cost	1,316,934	117,193	90,807	(c)	(11,616)	—		1,513,318
Property and equipment, at cost, net	1,014,161	544,343	169,823	(d)	(45,858)	—		1,682,469
Insurance invested assets	—	322,154	—		(322,154)	—		—
Non-current assets held for sale	68,188	—	—		520,695	—		588,883
Deferred charges and other assets	258,203	38,216	2,243	(e)	(73)	11,330	(n)	309,919
Identifiable intangible assets	—	20,856	154,681	(f)	(23,714)	—		151,823
Goodwill	1,083,563	296,211	(94,878	)(g)	—			1,284,896
Cemetery perpetual care trust investments	681,924	248,919	—		(30,961)	—		899,882

Total	$7,643,838	$2,327,180	$(558,022)		$—	$318,296		$9,731,292

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$241,853	$118,012	$22,264	(g)(1)	$(2,706)	$(2,773	)(o)	$376,650
Current maturities of long-term debt	30,629	2,185	—		(8)	—		32,806
Current liabilities held for sale	336	—	—		2,714	—		3,050
Income taxes	22,491	—	—		—	—		22,491

Total current liabilities	295,309	120,197	22,264		—	(2,773)		434,997

Long-term debt	1,265,213	362,282	—		(165)	360,842	(p)	1,988,172
Deferred preneed funeral revenues	517,341	58,694	(9,640	)(g)(1)	(8,112)	—		558,283
Deferred preneed cemetery revenues	726,125	12,036	34,142	(h)	(6,240)	—		766,063
Insurance policy liabilities	—	302,298	—		(302,298)			—
Deferred income taxes	167,497	12,436	6,011	(i)		(14,686	)(q)	171,258
Non-current liabilities held for sale	43,523	—	—		426,692	—		470,215
Other liabilities	319,155	29,232	(5,408	)(j)	(772)	—		342,207
Non-controlling interest in funeral and cemetery trusts	2,026,258	575,634	—		(78,144)	—		2,523,748
Non-controlling interest in cemetery perpetual care trust investments	676,832	248,980	—		(30,961)	—		894,851
Total stockholders’ equity	1,606,585	605,391	(605,391	)(k)	—	(25,087	)(r)	1,581,498

Total	$7,643,838	$2,327,180	$(558,022)		$—	$318,296		$9,731,292

See notes to unaudited pro forma condensed combined balance sheet.

Notes to the unaudited pro forma condensed combined balance sheet
(dollars in thousands)

(a)	Reflects the unaudited consolidated balance sheet of Alderwoods as of October 7, 2006. Certain line items have been reclassified to conform to SCI’s presentation.

(b)	Represents the cash purchase price plus SCI acquisition costs.

(c)	Represents an adjustment to report Alderwoods cemetery property at fair value as part of purchase accounting. The fair value of Alderwoods cemetery property was $208,000 at November 28, 2006, calculated using discounted future cash flows. The carrying value of Alderwoods cemetery property was $117,193 at October 7, 2006, resulting in a total increase to cemetery property of $90,807.

(d)	Represents an adjustment to report Alderwoods property and equipment at fair value as part of purchase accounting. The estimated fair value of Alderwoods property and equipment was $714,166 at November 28, 2006, calculated using discounted future cash flows. The carrying value of Alderwoods property and equipment was $544,343 at October 7, 2006, resulting in a total increase to property and equipment of $169,823.

(e)	Represents an adjustment to conform Alderwoods accounting for the recognition of sales of undeveloped cemetery property with SCI’s historical accounting policy. Deferred cemetery revenue was increased by $12,777 and deferred charges and other assets were increased by $2,243. See note (g)(2) and (h).

(f)	Represents the additional intangible assets or adjustments to intangible assets to be recorded as a result of the acquisition, consisting of the following:

Trademarks and tradenames(1)	$40,000
Cemetery customer relationships (2)	12,600
Funeral trust preneed deferred revenue and insurance funded preneed revenue (3)	51,255
Cemetery preneed deferred revenue (4)	46,282
Water rights	6,800
Licenses & permits	2,600
Adjustment to fair value of insurance subsidiary’s in force insurance policies	(4,856)

$154,681

	(1)	Represents the value of various local trademarks and tradenames associated with funeral and cemetery locations.

	(2)	Represents the value of future funeral services and cemetery services derived from existing cemetery customers.

	(3)	Represents the amount necessary to adjust preneed funeral trust deferred revenue for certain existing preneed funeral contracts, and insurance funded contracts to their estimated fair value.

	(4)	Represents the amount necessary to adjust preneed cemetery deferred revenue for certain existing preneed cemetery contracts to their estimated fair value.

(g)	Represents the elimination of previously recorded goodwill and the addition of goodwill arising from the transaction. Goodwill was determined as follows:

Equity purchase price	$861,235
SCI acquisition costs	19,463

Aggregate purchase price	880,698

Fair value of liabilities assumed(1)	1,769,158
Fair value of assets acquired(2)	(2,448,523)

Goodwill arising from the transaction	201,333
Alderwoods historical goodwill	(296,211)

Adjustment to goodwill	$(94,878)

(1) Represents the estimated fair value of liabilities assumed as follows:

Historical total liabilities	$1,721,789
Adjustment to fair value preneed funeral deferred revenue	(9,640)
Adjustment to fair value preneed cemetery deferred revenue (See note (h))	34,142
Adjustment to deferred income taxes (See note (i))	6,011
Adjustment to record certain severance obligations triggered by change of control provisions	22,264
Adjustment to other liabilities (See note (j))	(5,408)

Fair value of liabilities assumed	$1,769,158

(2) Represents the fair value of assets acquired as follows:

Historical total assets	$2,327,180
Eliminate historical goodwill	(296,211)
Adjustment to conform recognition of sales of undeveloped cemetery property (See note (e))	2,243
Adjustment to fair value cemetery property (See note (c))	90,807
Adjustment to fair value property and equipment (See note (d))	169,823
Adjustment to fair value identifiable intangible assets (See note (f))	154,681

Fair value of assets assumed	$2,448,523

(h)	The following represents adjustments to preneed cemetery deferred revenue arising as part of purchase accounting:

Adjustment to fair value preneed cemetery deferred revenue	$21,365
Adjustment to conform recognition of sales of undeveloped cemetery property (See note (e))	12,777

Adjustment to preneed cemetery deferred revenue	$34,142

(i)	Represents an adjustment to deferred income tax liabilities as part of purchase accounting as follows:

Deferred taxes related to adjustments to the fair market value of assets acquired and liabilities assumed (See notes (c), (d), (e), (f), (g), (h) and (j))	$162,490
Elimination of valuation allowances on certain federal and state deferred tax assets based on the expected combined operations of Alderwoods and SCI	(125,767)
Elimination of deferred taxes related to previously recorded goodwill (See note (g))	(30,712)

$6,011

(j)	The following represents adjustments to other liabilities arising as part of purchase accounting:

Adjustment to reclassify certain severance obligations previously accrued	$(7,313)
Adjustment to fair value pension liability	1,905

Adjustment to other liabilities	$(5,408)

(k)	Represents the elimination of Alderwoods historical equity balances.

(l)	For purposes of the pro forma information, the assets to be sold pursuant to the divestitures have been reclassified on the pro forma balance sheet as assets held for sale and the results of operations of these assets have been eliminated from the pro forma statement of operations. No pro forma adjustments have been made to reflect any anticipated gain or loss from the divestitures and no adjustment has been made to reflect any earnings benefit from the reinvestment of any proceeds from the divestitures or any reduction of debt from the application of sale proceeds.

(m)	Represents net cash provided as a result of the financing transactions, offset by the use of cash to extinguish debt and pay financing costs.

Amounts extinguished:
Repayment of existing Alderwoods indebtedness(1)	$358,683
Repayment of SCI Senior Notes due 2009	139,047

Total amounts extinguished	497,730

Financing costs	18,342
Payment of accrued interest (see note (o))	2,773
Tender premiums	24,189

Total amounts paid	$543,034

Debt issuance:
Senior notes	$500,000
Credit facility	150,000
Privately placed debt securities	200,000

Total sources of cash	850,000

Total cash provided	$306,966

(1) Excludes $5,784 of existing Alderwoods debt assumed by SCI.

(n)	Represents the adjustment to deferred charges and other assets as set forth in the table below:

Write-off of Alderwoods deferred financing costs for extinguished debt	$(6,525)
Write-off of SCI’s deferred financing costs for extinguished debt	(487)
Financing costs	18,342

Total adjustment to deferred charges and other assets	$11,330

(o)	Represents the decrease in accounts payable and accrued liabilities as set forth in the table below:

Payment of Alderwoods accrued interest on extinguished debt	$(1,494)
Payment of SCI’s accrued interest on extinguished debt	(1,279)

Total adjustment to accounts payable and accrued liabilities	(2,773)

(p)	Represents the increase in long-term debt as set forth in the table below:

Amounts extinguished:
Existing Alderwoods debt	$358,683
Existing SCI debt	130,475

Total amounts extinguished	489,158

Debt issuance:
Senior Notes	500,000
Credit facility	150,000
Privately placed notes	200,000

Total debt issuance	850,000

Total adjustment to long-term debt	$360,842

(q)	Represents the tax benefit related to the adjustments to stockholders’ equity for non-recurring charges directly attributable to the financing transactions (see note (r)).

(r)	The following are the adjustments to stockholders’ equity related to non-recurring charges directly attributable to the financing transactions:

Tender premiums	$24,189
Write-off of SCI’s original issuance discount for extinguished debt	8,572
Write-off of Alderwoods’ deferred financing fees for extinguished debt	6,525
Write-off of SCI’s deferred financing fees for extinguished debt	487
Tax benefit	(14,686)

Total adjustments to stockholders’ equity	$25,087

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2005
(Dollars in thousands, except per share data)

			Adjustments		Adjustments	Adjustments
	SCI	Alderwoods	for the		for the	for the
	historical	historical(a)	acquisition		divestitures(g)	financing		Pro forma
Revenues	$1,715,737	$748,914	$(892	)(b)	$(159,601)	$—		$2,304,158
Costs and expenses	(1,417,592)	(634,395)	(10,417	)(c)	141,610	—		(1,920,794)

Gross profit	298,145	114,519	(11,309)		(17,991)	—		383,364
General and administrative expenses	(84,834)	(42,815)	7,751	(d)	—	—		(119,898)
Gains (loss) on dispositions and impairment charges, net	(26,093)	1,379	4,964	(e)	404	—		(19,346)

Operating income	187,218	73,083	1,406		(17,587)	—		244,120
Interest expense	(103,733)	(30,069)	—		174	(23,021	)(i)	(156,649)
Loss on early extinguishment of debt	(14,258)	—	—		—	—		(14,258)
Interest income	16,706	—	—		—	—		16,706
Other income (expense), net	2,774	4,662	(4,964	)(e)	—	—		2,472

Income from continuing operations before income taxes	88,707	47,676	(3,558)		(17,413)	(23,021)		92,391
(Provision) benefit for income taxes	(33,233)	(4,815)	(12,801	)(f)	6,778 (h)	8,434	(j)	(35,637)

Income from continuing operations	$55,474	$42,861	$(16,359)		$(10,635)	$(14,587)		$56,754

Income from continuing operations per share:
Basic	$0.19							$0.19
Diluted	$0.18							$0.19
Average common shares outstanding:
Basic	302,213							302,213
Diluted	306,745							306,745
See notes to unaudited pro forma condensed combined statement of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2006
(Dollars in thousands, except per share data)

			Adjustments		Adjustments	Adjustments
	SCI	Alderwoods	for the		for the	for the
	historical	historical(a)	acquisition		divestitures(g)	financing		Pro forma
Revenues	$1,273,477	$581,684	$2,344	(b)	$(134,612)	$—		$1,722,893
Costs and expenses	(1,030,707)	(487,920)	(8,119	)(c)	120,610	—		(1,406,136)

Gross profit	242,770	93,764	(5,775)		(14,002)	—		316,757
General and administrative expenses	(63,885)	(57,388)	5,813	(d)	—	—		(115,460)
Gain (loss) on dispositions and impairment charges, net	(38,141)	(588)	379	(e)	(12,411)	—		(50,761)

Operating income	140,744	35,788	417		(26,413)	—		150,536
Interest expense	(86,667)	(21,503)	—		(4)	(17,305	)(i)	(125,479)
Interest income	21,022	—	—		—	—		21,022
Other income (expense), net	16,822	221	(379	)(e)	—	—		16,664

Income from continuing operations before income taxes	91,921	14,506	38		(26,417)	(17,305)		62,743
(Provision) benefit for income taxes	(35,910)	(7,804)	1,690	(f)	10,073 (h)	6,340	(j)	(25,611)

Income from continuing operations	$56,011	$6,702	$1,728		$(16,344)	$(10,965)		$37,132

Income from continuing operations per share:
Basic	$0.19							$0.13
Diluted	$0.19							$0.12
Average Common Shares outstanding:
Basic	293,117							293,117
Diluted	297,353							297,353
See notes to unaudited pro forma condensed combined statement of operations.

Notes to unaudited pro forma condensed combined statement of operations
(dollars in thousands)

(a)	Alderwoods historical information is derived from: (1) the audited consolidated statement of operations for the fifty-two weeks ended December 31, 2005 and (2) the unaudited consolidated statement of operations for the forty weeks ended October 7, 2006. Certain of Alderwoods’ line items have been reclassified to conform to SCI’s presentation.

(b)	The table below sets forth adjustments to revenue arising from the acquisition:

		Nine months
	Year ended	ended
	December 31,	September 30,
	2005	2006
Preneed funeral contracts (1)	(2,000)	(1,500)
Preneed cemetery contracts (2)	1,900	1,425
Cemetery revenue from the sale of unconstructed property (3)	(792)	2,419

Adjustment to revenue	$(892)	$2,344

	(1)	Represents a net adjustment for the amortization of the fair value adjustment to funeral trust funded preneed deferred revenue.

	(2)	Represents a net adjustment for the amortization of the fair value adjustment to cemetery preneed deferred revenue.

	(3)	Represents an adjustment to conform Alderwoods accounting for the recognition of sales of undeveloped cemetery property with SCI’s historical accounting policy.

(c)	The table below sets forth adjustments to costs and expenses arising from the acquisition:

		Nine months
	Year ended	ended
	December 31,	September 30,
	2005	2006
Intangible amortization expense (1)	(2,565)	(1,924)
Pension expense (2)	(415)	71
Cemetery costs from the sale of unconstructed property (3)	(67)	(738)
Cemetery property cost of sales (4)	(1,470)	(1,103)
Preneed funeral contracts (5)	(2,000)	(1,500)
Preneed cemetery contracts (6)	(3,900)	(2,925)

Adjustment to costs and expenses	$(10,417)	$(8,119)

(1)	Represents an adjustment to record the amortization of intangible assets recorded as a result of the acquisition. The cemetery customer relationships and the funeral insurance funded preneed revenue are being amortized over an estimated useful life of ten years. The trademark, tradename, water rights, and permits and licenses, are considered to have an indefinite life and are not subject to amortization; rather, such assets would be subject to annual tests for impairment. The intangible assets associated with funeral trust funded preneed deferred revenue and cemetery preneed deferred revenue are amortized relative to the recognition of preneed revenue and included in note (b(1)) and (b(2)).

(2)	Represents a net adjustment to conform Alderwoods’ accounting policy for gains and losses on its pension plan assets and obligations to SCI’s historical accounting policy.

(3)	Represents an adjustment to conform Alderwoods’ accounting for the recognition of sales of undeveloped cemetery property with SCI’s historical accounting policy.

(4) Represents a net adjustment to record cemetery property cost of sales at the adjusted fair value of Alderwoods cemetery property.

(5) Represents a net adjustment for the amortization of the intangible asset associated with the fair value adjustment to funeral trust funded preneed deferred revenue.

(6) Represents a net adjustment for the amortization of intangible asset associated with the fair value adjustment to cemetery preneed deferred revenue.

(d)	Represents an adjustment to eliminate compensation expense for certain officers who were terminated and will not be replaced and for whom severance costs have been recorded as a liability on the pro forma balance sheet.

(e)	Represents the reclassification of gains and losses from dispositions to conform to SCI’s historical presentation.

(f)	The pro forma adjustments to income tax reflect the statutory federal, state and foreign income tax impact of the pro forma adjustments related to the Alderwoods acquisition (see notes (b), (c), (d) and (e)) and the effects of purchase accounting.

(g)	For purposes of the pro forma information, the asset groups to be sold pursuant to the divestitures have been reclassified on the pro forma balance sheet as assets held for sale and the results of operations of these asset groups have been eliminated from the pro forma statement of operations. This elimination includes an asset group that was acquired in the Alderwoods acquisition and qualifies as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets. No pro forma adjustments have been made to reflect any anticipated gain or loss from the divestitures and no adjustment has been made to reflect any earnings benefit from the reinvestment of any proceeds from the divestitures or any reduction of debt from the application of sale proceeds.

(h)	Represents the statutory federal, and state income tax impact attributable to the operations to be divested.

(i)	The table below sets forth adjustments to interest expense resulting from the extinguishment of debt and issuance of new debt:

		Nine months
	Year ended	ended
	December 31,	September 30,
	2005	2006
Interest expense on new borrowings:
Senior notes due 2014 (1)	$18,438	$13,828
Senior notes due 2018 (2)	19,063	14,297
Senior credit facility term loan (3)	11,100	8,325
Private placement debt securities (4)	14,800	11,100
Amortization of deferred financing costs (5)	$1,843	$1,422

Total interest expense on new borrowings	$65,244	$48,972

Less: historical interest expense and related amortization of deferred financing costs on extinguished borrowings:
Alderwoods	$29,221	$21,915
SCI	13,002	9,752

Total historical interest expense and related amortization of deferred financing costs on extinguished borrowings	$42,223	$31,667

Adjustment to interest expense	$23,021	$17,305

(1) Represents interest on our senior notes due 2014, which is calculated as follows:

		Nine months
	Year ended	ended
	December 31,	September 30,
	2005	2006
Outstanding balance	$250,000	$250,000
Interest rate	7.375%	7.375%
Portion of year outstanding	100%	75%

Calculated interest	$18,438	$13,828

(2) Represents interest on our senior notes due 2018, which is calculated as follows:

		Nine months
	Year ended	ended
	December 31,	September 30,
	2005	2006
Outstanding balance	$250,000	$250,000
Interest rate	7.625%	7.625%
Portion of year outstanding	100%	75%

Calculated interest	$19,063	$14,297

(3) Represents interest on our new term loan, which is calculated as follows:

		Nine months
	Year ended	ended
	December 31,	September 30,
	2005	2006
Outstanding balance	$150,000	$150,000
Assumed interest rate-3 month LIBOR (5.40% plus 2.00%)	7.40%	7.40%
Portion of year outstanding	100%	75%

Calculated interest	$11,100	$8,325

An increase or decrease of 25 basis points in interest rate would result in an interest expense increase or decrease of	$375	$281

(4) Represents interest on our private placement debt securities, which is calculated as follows:

		Nine months
	Year ended	ended
	December 31,	September 30,
	2005	2006
Outstanding balance	$200,000	$200,000
Assumed interest rate-3 month LIBOR (5.40% plus 2.00%)	7.40%	7.40%
Portion of year outstanding	100%	75%

Calculated interest	$14,800	$11,100

An increase or decrease of 25 basis points in interest rate would result in an interest expense increase or decrease of	$500	$375

(5) Represents amortization of deferred financing costs over the term of the new financing arrangements.

(j)	Represents the statutory federal, and state income tax impact of the adjustment to interest expense (see note (h)).

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.A	Alderwoods Group, Inc. Interim Unaudited Consolidated Financial Statements as of October 7, 2006.

99.B	Alderwoods Group, Inc. Audited Consolidated Financial Statements as of December 31, 2005.